SCHEDULE A


Compensation pursuant to Section 4 of Subadvisory Agreement shall be calculated at the rate shown below based on the average daily net assets that are subject to the Subadviser's investment discretion in the relevant funds.

Fund                                              Rate
-----                                             ------
AZL Oppenheimer Global Fund                       0.60% on the first $10 million
                                                  0.50% on the next $90 million
                                                  0.45% thereafter

AZL Oppenheimer International Growth Fund         0.65% on the first $10 million
                                                  0.60% on the next $90 million
                                                  0.50% thereafter


Acknowledged:
ALLIANZ INVESTMENT MANAGEMENT LLC            OPPENHEIMERFUNDS INC.
By:                                          By:
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Name:                                        Name:
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Title                                        Title
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                                                       Updated: January 26, 2009